EXHIBIT 15




                     (PricewaterhouseCoopers LLP Letterhead)
                                (Minneapolis, MN)

November 13, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C.  20549

Commissioners:

We are aware that our report dated November 3, 2000 on our reviews of the interim consolidated financial information of Lund International Holdings, Inc. (the "Company") for the three and nine-month periods ended October 1, 2000 and September 30, 1999, and included in the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2000, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-46263, 33-64083 and 33-37160).

Yours very truly,



/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP







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